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                            [COOPERS & LYBRAND LETTERHEAD]



                           CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of

Pegasus Gold Inc. on Form S-8 (Pegasus Gold Employee Savings Plan), relating to the registration of 360,000 common shares of Pegasus Gold Inc., of our report dated February 14, 1997, on our audits of the consolidated financial statements of Pegasus Gold Inc. as of December 31, 1996 and 1995, and for the years ended

December 31, 1996, 1995, and 1994.



/s/ Coopers & Lybrand

COOPERS & LYBRAND
Chartered Accountants
Vancouver, B.C., Canada
May 15, 1997